Exhibit 10.1


                    SUPPLEMENT TO THE AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                      RECKSON OPERATING PARTNERSHIP, L.P.
                                 ESTABLISHING
                           SERIES A PREFERRED UNITS
                                      OF
                         LIMITED PARTNERSHIP INTEREST


     In accordance with Sections 4.2 and 14.1 B(3) of the Amended and Restated Agreement of Limited Partnership, dated as of June 2, 1995, as amended on December 6, 1995 (the "Partnership Agreement"), the Partnership Agreement is hereby supplemented to establish a series of 9,200,000 preferred units of limited partnership interest of Reckson Operating Partnership, L.P. (the "Partnership") (including up to 1,200,000 preferred units which may be issued in connection with an underwriters' over-allotment option in respect of an identical number of shares of Series A Preferred Stock (as defined below)) which shall be designated "Series A Preferred Units" having the rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the 7-5/8% Series A Convertible Cumulative Preferred Stock issued by Reckson Associates Realty Corp. (the "Company") (the "Series A Preferred Stock") (referred to hereinafter sometimes as the "Designations") as set forth below and which shall be issued to the Company. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

     WHEREAS, the Company has issued 8 million shares of Series A Preferred Stock and may issue an additional 1.2 million shares of Series A Preferred Stock in connection with an underwriters' over-allotment option;

     WHEREAS, the Company made a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of the Series A Preferred Stock; and

     WHEREAS, pursuant to Section 4.2 of the Partnership Agreement, the Partnership desires to issue additional Partnership Units to the Company with substantially similar designations, preferences and other rights to the Series A Preferred Stock.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Issuance of Series A Preferred Units

     Pursuant to Section 4.2 of the Partnership Agreement, the Partnership hereby issues 9,200,000 additional Partnership Interests (the "Series A Preferred Units") to the Company. The Series A Preferred Units will have substantially the same designations, preferences and other rights of the Series A Preferred Stock, as specified in this amendment and in Exhibit I. In consideration for the issuance of the Series A Preferred Units, the Company has made a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of the Series A Preferred Stock.

     Section 2. Amendment to Partnership Agreement

     Pursuant to Section 14.1.B(3) of the Partnership Agreement, the General Partner, as general partner of the Partnership and as attorney-in-fact for its Limited Partners, hereby amends the Partnership Agreement as follows:

     (a) Article 1 of the Partnership Agreement is hereby amended by adding the following definition of "Series A Preferred Units":

     "Series A Preferred Units" means the units of limited partnership interest issued to the Company on April 13, 1998, and any subsequent date, if any, upon which the underwriters' over-allotment option is exercised, in connection with the issuance of the Series A Preferred Stock by the Company and the contribution of the net proceeds therefrom to the Partnership.

     (b) Section 5.1 of the Partnership Agreement is deleted and replaced in its entirety with the following:

     Section 5.1 Requirement and Characterization of Distributions

     (a) The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period (i) first, to the holders of Series A Preferred Units and to all holders of other Preferred Units that are pari passu with Series A Preferred Units (in proportion to the amount of distributions authorized and payable with respect to the Series A Preferred Units or other pari passu Preferred Units owned by them), an amount that in the aggregate equals the aggregate amount of the distributions authorized and payable with respect to the Series A Preferred Units and such other Preferred Units, as the case maybe, for such quarter or shorter period; and (ii) second, to the Partners in accordance with their respective Percentage Interests on such Partnership Record Date; provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been exchanged; and further provided that no distributions shall be made pursuant to clause (ii) above unless all cumulative distributions with respect to the Series A Preferred Units and other pari passu Preferred Units for all past periods and the then current period have been or contemporaneously are (x) authorized and paid in full or (y) authorized and a sum sufficient for the full payment thereof is set apart for such payment. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company's qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

     (b) Notwithstanding anything to the contrary above, the Partnership shall cause to be distributed to the Company an amount equal to the aggregate amount necessary to redeem any Series A Preferred Stock or other series of redeemable Preferred Stock issued by the Company which has been called for redemption by the Company, at such time as is necessary to facilitate any such redemption. Such distribution will cause a redemption of a like number of Series A Preferred Units or other series of Preferred Units, as the case may be.

     (c) Section 6.1.A of the Partnership Agreement is deleted and replaced in its entirety with the following:

          A. After giving effect to the special allocations set forth in
Section 1 of Exhibit C attached hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to clause (iii) of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A; (ii) second, to the holders of Series A Preferred Units and to all holders of other Preferred Units that are pari passu with Series A Preferred Units, to the extent that Net Losses previously allocated to such holders pursuant to clause (ii) of Section 6.1B exceed Net Income previously allocated to them pursuant to this clause (ii) of Section 6.1A, pro rata in accordance with the amounts necessary to reverse such previous allocations of Net Losses; (iii) third, to the holders of Series A Preferred Units and to all holders of other Preferred Units that are pari passu with Series A Preferred Units, until the aggregate amount of Net Income allocated pursuant to this clause (iii) of Section 6.1A from the inception of the term of the Partnership equals the aggregate amount distributed to all such holders pursuant to clause (i) of Section 5.1(a) or the corresponding provisions of the supplement or amendment to the Partnership Agreement governing such other Preferred Units, from the inception of the term of the Partnership, pro rata in accordance with the amounts necessary to fully allocate to each such holder the maximum amount allocable to such holder for such year (or other period) under this clause (iii), and (iv) thereafter, to the Partners in accordance with their respective Percentage Interests.

     (d) Section 6.1B of the Partnership Agreement is deleted and replaced in its entirety with the following:

          B. After giving effect to the special allocations set forth in
Section 1 of Exhibit C attached hereto, Net Losses shall be allocated (i) first, to the Partners in accordance with their respective Percentage Interests, until each Partner's Adjusted Capital Account balance has been reduced to zero, excluding, for this purpose, the portion of any such Adjusted Capital Account balance attributable to Capital Contributions made with respect to Preferred Units (or attributable to allocations of income under clause (ii) of Section 6.1A); (ii) second, to Partners holding Series A Preferred Units and to all holders of other Preferred Units that are pari passu with Series A Preferred Units, pro rata in accordance with their Adjusted Capital Account balances, until their Adjusted Capital Account balances have been reduced to zero; and (iii) thereafter, 100% to the General Partner.

     (e) Section 8.5 of the Partnership Agreement is amended by adding subsection D thereto as follows:

          D. In connection with a redemption by the Company of any or all of the Series A Preferred Stock or any other series of redeemable Preferred Stock issued by the Company, the General Partner shall have the right to cause the Partnership to redeem all or a portion of the Series A Preferred Units or other series of Preferred Units, as the case may be, that the Company holds, and such redemption proceeds shall be distributed to the Company pursuant to the provisions of Section 5.1(b).

     (f) Section 13.2.A of the Partnership Agreement is amended by redesignating subparagraph (4) as subparagraph (5) and inserting new subparagraph (4) as follows:

          (4) To the Partners holding Series A Preferred Units or other Preferred Units that are pari passu with the Series A Preferred Units, an amount equal to the aggregate liquidation preference with respect to such Series A Preferred Units and other Preferred Units, plus any accrued but unpaid distributions with respect to such Series A Preferred Units or other Preferred Units (such amounts paid with respect to accrued distributions to be treated, for purposes of Section 6.1A, as if they were distributions made pursuant to clause (i) of Section 5.1(a)), pro rata in accordance with the aggregate liquidation preference plus accrued distributions of such Preferred Units held by each such Partner; and

     Section 3. Continuation of Partnership Agreement

     The Partnership Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement to the Partnership Agreement as of the 13th day of April, 1998.



                             GENERAL PARTNER:

                             RECKSON ASSOCIATES REALTY CORP.


                             By:  /s/ Gregg Rechler
                                  --------------------------------------------
                                    Name:
                                    Title:


                             EXISTING LIMITED PARTNERS:

                             By:  Reckson Associates Realty Corp.,
                                  as Attorney-in-Fact for the Limited Partners


                                  By:  /s/ Gregg Rechler
                                       ---------------------------------------
                                         Name:
                                         Title:


                             Series A Preferred Unit Holder

                             RECKSON ASSOCIATES REALTY CORP.


                             By:  /s/ Gregg Rechler
                                  --------------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT I

                      RECKSON OPERATING PARTNERSHIP, L.P.

                DESIGNATION OF THE VOTING POWERS, DESIGNATIONS,
                   PREFERENCES AND RELATIVE, PARTICIPATING,
                     OPTIONAL OR OTHER SPECIAL RIGHTS AND
                  QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS
                  OF THE SERIES A PREFERRED PARTNERSHIP UNITS



     The following are the terms of the Series A Preferred Partnership Units established pursuant to this Amendment:

     (a) Number. The maximum number of authorized Series A Preferred Partnership Units (the "Series A Preferred Units") shall be 9,200,000.

          Rank. The Series A Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Operating Partnership, rank: (a) senior to all classes or series of common units of the Operating Partnership ("Common Units") and to all equity securities issued by the Operating Partnership the terms of which provide that such equity securities shall rank junior to such Series A Preferred Units;
             (b) on a parity with all equity securities issued by the Operating Partnership other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Operating Partnership that rank senior to the Series A Preferred Units in accordance with Section 6(d). The term "equity securities" shall not include convertible debt securities.

          Distributions.

          (i) Holders of the shares of Series A Preferred Units shall be entitled to receive, when and as authorized by the General Partner, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7-5/8% per annum of the liquidation preference per unit (equivalent to $1.90625 per annum per Series A Preferred Unit). Distributions on the Series A Preferred Units shall be cumulative from the date of original issue and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing July 31, 1998 (each, a "Distribution Payment Date"). Any distribution payable on the Series A Preferred Units for a partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be such date designated by the General Partner of the Operating Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date").

          (ii) No distributions on the Series A Preferred Units shall be authorized by the General Partner of the Operating Partnership or be paid or set apart for payment by the Operating Partnership at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

          (iii) Distributions on the Series A Preferred Units will accumulate whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series A Preferred Units will not bear interest and holders of the Series A Preferred Units will not be entitled to any distributions in excess of full cumulative distributions as described above.

          (iv) No full distributions will be authorized or paid or set apart for payment on any equity securities of the Operating Partnership ranking, as to distributions, on a parity with or junior to the Series A Preferred Units for any period unless full distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full or a sum sufficient for such full payment is not so set apart upon the Series A Preferred Units and the other equity securities of the Operating Partnership ranking on a parity as to distributions with the Series A Preferred Units, all distributions authorized upon the Series A Preferred Units and any other equity securities of the Operating Partnership ranking on a parity as to distributions with the Series A Preferred Units shall be authorized pro rata so that the amount of distributions authorized per Series A Preferred Unit and such other equity securities shall in all cases bear to each other the same ratio that accumulated distributions per Series A Preferred Unit and such other equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have cumulative distributions) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Units which may be in arrears.

          (v) Except as provided in Section 3(d), unless full distributions on the Series A Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in common units or other equity securities of the Operating Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation) shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon the Common Units or any other equity securities of the Operating Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation, nor shall any common units or any other equity securities of the Operating Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Operating Partnership (except by conversion into or exchange for other units of the Operating Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation).

          (vi) Any distribution payment made on Series A Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such units which remains payable.

     (b)  Liquidation Preference.

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Operating Partnership (referred to herein as a "liquidation"), the holders of the Series A Preferred Units will be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its unitholders liquidating distributions, in cash or property at its fair market value as determined by the Operating Partnership's General Partner, in the amount of a liquidation preference of $25.00 per Unit, plus an amount equal to any accumulated and unpaid distributions to the date of such liquidation, before any distribution or payment is made to holders of Common Units or any other equity securities of the Operating Partnership ranking junior to the Series A Preferred Units as to the distribution of assets upon a liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Operating Partnership.

          (ii) In the event that, upon any liquidation of the Operating Partnership, the available assets of the Operating Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Units and the corresponding amounts payable on all other equity securities of the Operating Partnership ranking on a parity with Series A Preferred Units in the distribution of assets upon a liquidation, then the holders of Series A Preferred Units and all other such equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (iii) The consolidation or merger of the Operating Partnership with or into any other entity, or the merger of another entity with or into the Operating Partnership, or a statutory unit exchange by the Operating Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership, shall not be deemed to constitute a liquidation of the Operating Partnership.

          (iv) The liquidation preference of the outstanding Series A Preferred Units will not be added to the liabilities of the Operating Partnership for the purpose of determining whether under the Delaware Revised Uniform Limited Partnership Act a distribution may be made to unitholders of the Operating Partnership whose preferential rights upon dissolution of the Operating Partnership are junior to those of holders of Series A Preferred Units.

     (c) Redemption.

          (i) The Operating Partnership shall redeem the Series A Preferred Units, in such a number and at such time as Series A Preferred Stock is redeemed by the Company, at the following redemption prices per unit if redeemed during the twelve-month period beginning April 13 of the applicable year, plus all accumulated and unpaid distributions thereon to the date fixed for redemption of the Series A Preferred Stock.

           Year                                      Redemption Price Per Unit
           ----                                      -------------------------
           2003...................................           $25.95313
           2004...................................            25.76250
           2005...................................            25.57187
           2006...................................            25.38124
           2007...................................            25.19061
           2008 and thereafter....................            25.00

          (ii) The Operating Partnership may not exercise its option to redeem Series A Preferred Units unless the redemption price (other than the portion thereof consisting of accumulated and unpaid distributions) is paid solely out of the sale proceeds of equity securities of the Operating Partnership, and from no other source. For purposes of the preceding sentence, "equity securities" means limited partner interests or other equity securities of the Operating Partnership, or any shares, interest, participation or other ownership interests (however designated), or any rights or options to purchase any of the foregoing (other than debt securities convertible into or exchangeable for equity securities).

          (iii) At its election, the Operating Partnership, prior to the Series A Preferred Unit Redemption Date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions) of the Series A Preferred Units so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice of redemption to holders of the Series A Preferred Units to be redeemed will
     (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and
     (iii) require such holders to surrender the certificates representing such Series A Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the Series A Preferred Unit Redemption Date) against payment of the redemption price (including all accumulated and unpaid distributions to the Series A Preferred Unit Redemption Date). Any moneys so deposited which remain unclaimed by the holders of the Series A Preferred Units at the end of two years after the Series A Preferred Unit Redemption Date will be returned by such bank or trust company to the Operating Partnership.

          (iv) From and after the Series A Preferred Unit Redemption Date (unless the Operating Partnership defaults in payment of the redemption price), all distributions on the Series A Preferred Units called for redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to the Series A Preferred Unit Redemption Date), will cease and terminate and such units will not thereafter be transferred (except with the consent of the Operating Partnership) on the Operating Partnership's records, and such units shall not be deemed to be outstanding for any purpose whatsoever.

          (v) Unless full distributions on all Series A Preferred Units shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Units shall be redeemed unless all outstanding Series A Preferred Units are simultaneously redeemed.

          (vi) Unless full distributions on all Series A Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, the Operating Partnership shall not purchase or otherwise acquire, directly or indirectly, any Series A Preferred Units (except by conversion into or exchange for equity securities of the Operating Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation).

          (vii) Immediately prior to any redemption of Series A Preferred Units, the Operating Partnership shall pay, in cash, any accumulated and unpaid distributions to the Series A Preferred Unit Redemption Date, unless such Series A Preferred Unit Redemption Date falls after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Units at the close of business on such Distribution Payment Record Date shall be entitled to the distribution payable on such units on the corresponding Distribution Payment Date notwithstanding the redemption of such units on or prior to such Distribution Payment Date. Except as provided above, the Operating Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units for which a notice of redemption has been given.

          (viii) Any Series A Preferred Units that have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Units, without designation as to series, until such units are once more designated as part of a particular series by the General Partner of the Operating Partnership.

          (ix) The Series A Preferred Units will not have a stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

     (d)  Voting Rights.

          (i) Holders of the Series A Preferred Units will not have any voting rights, except as set forth below. In any matter in which the Series A Preferred Units are entitled to vote, including any action by written consent, each Series A Preferred Unit shall be entitled to one vote.

          (ii) So long as any Series A Preferred Units remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of record of at least two-thirds of the outstanding Series A Preferred Units given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any equity securities ranking senior to the Series A Preferred Units with respect to payment of distributions or the distribution of assets upon a liquidation of the Operating Partnership or reclassify any authorized units of the Operating Partnership into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such unit or (ii) amend, alter or repeal the provisions of the Operating Partnership Agreement, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Units or the holders thereof; provided, however, that the holders of the Series A Preferred Units shall not be entitled to any voting rights in connection with an Event if as a result of such Event
     (a) Series A Preferred Units remain outstanding with the terms thereof materially unchanged or (b) the Operating Partnership is not the surviving entity but the surviving entity issues to the holders of the Series A Preferred Units the same number of units of a separate class of preferred units with rights, preferences, privileges and voting powers that are materially unchanged from the preferences, rights, privileges and other terms of the Series A Preferred Units; and provided, further, that (x) any increase in the amount of the authorized Series A Preferred Units or the creation or issuance of any other series of Preferred Units or (y) any increase in the amount of authorized units of such series, in each case ranking on a parity with or junior to the Series A Preferred Units with respect to payment of distributions or the distribution of assets upon a liquidation of the Operating Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          (iii) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Units shall have been converted, redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     (e)  Conversion.

          (i) Subject to Section 8, Series A Preferred Units will be convertible at any time, at the option of the holders thereof, into Common Units at a conversion price of $28.61 per Common Unit (equivalent to a conversion rate of .8738 Common Units for each Series A Preferred
     Unit), subject to adjustment as described below (the "Conversion Price"); provided, however, that the right to convert Series A Preferred Units called for redemption will terminate at the close of business on the fifth business day prior to the Series A Preferred Unit Redemption Date.

          (ii) To exercise the conversion right, the holder of each Series A Preferred Unit to be converted shall surrender the certificate representing such Series A Preferred Unit, duly endorsed or assigned to the Operating Partnership or in blank, at the principal office of the Operating Partnership accompanied by written notice to the Operating Partnership that such holder elects to convert such Series A Preferred Unit. Unless the units issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Units are registered, in which case the Operating Partnership shall bear the related taxes, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Operating Partnership, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Operating Partnership demonstrating that such taxes have been paid).

          (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing shares of Series A Preferred Units shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Operating Partnership as aforesaid, and the person or persons in whose name or names any certificate or certificates representing Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the units represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the records of the Operating Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such records are open, but such conversion shall be at the Conversion Price in effect on the date on which such units have been surrendered and such notice received by the Operating Partnership.

          (iv) Holders of Series A Preferred Units at the close of business on a Distribution Payment Record Date shall be entitled to receive the distribution payable on such units on the corresponding Distribution Payment Date notwithstanding the conversion of such units following such Distribution Payment Record Date and prior to such Distribution Payment Date. However, certificates representing Series A Preferred Units surrendered for conversion during the period between the close of business on any Distribution Payment Record Date and the opening of business on the corresponding Distribution Payment Date (except units converted after the issuance of a notice of redemption with respect to the Series A Preferred Unit Redemption Date during such period or coinciding with such Distribution Payment Date) must be accompanied by payment of an amount equal to the distribution payable on the related shares of Series A Preferred Units on such Distribution Payment Date. A holder of Series A Preferred Units on a Distribution Payment Record Date who (or whose transferee) tenders any such units for conversion into Common Units on such Distribution Payment Date shall receive the distribution payable by the Operating Partnership on such Series A Preferred Units on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of certificates representing such Series A Preferred Units for conversion. Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted units or for distribution on the Common Units that is issued upon such conversion.

     As promptly as practicable after the surrender of certificates for Series A Preferred Units as aforesaid, the Operating Partnership shall issue and shall deliver at such office to such holder,or on his written order, a certificate or certificates for the number of full Common Units issuable upon the conversion of such units in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Unit arising upon such conversion shall be settled as provided in Section 7(e).

          (v) No fractional Common Units shall be issued upon conversion of Series A Preferred Units. Instead of any fractional Common Unit that would otherwise be deliverable upon the conversion of a Series A Preferred Unit, the Operating Partnership shall pay to the holder of such unit an amount in cash in respect of such fractional interest based upon the Current Market Price of a Common Unit on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Unit shall be surrendered for conversion at one time by the same holder, the number of full Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Units so surrendered.

          (vi) The Conversion Price shall be adjusted from time to time as follows:

               (1) If the Operating Partnership shall after the date on which Series A Preferred Units are first issued (the "Issue Date") (A) pay or make a distribution to holders of its equity securities in Common Units, (B) subdivide its outstanding Common Units into a greater number of units, (C) combine its outstanding Common Units into a smaller number of units or (D) issue any equity securities by reclassification of its Common Units, then the Conversion Price in effect at the opening of business on the day following the record date for the determination of unitholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Unit thereafter surrendered for conversion shall be entitled to receive the number of Common Units that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such units been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day following such record date (except as provided in Section 7(i) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

               (2) If the Operating Partnership shall issue after the Issue Date rights, options or warrants to all holders of Common Units entitling them to subscribe for or purchase Common Units (or securities convertible into or exchangeable for Common Units) at a price per unit less than the Fair Market Value per Common Unit on the record date for the determination of unitholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the record date for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Units outstanding on the close of business on the record date for such determination and (B) the number of units that the aggregate proceeds to the Operating Partnership from the exercise of such rights, options or warrants for Common Units would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Units outstanding on the close of business on the record date for such determination and (B) the number of additional Common Units offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day following such record date (except as provided in Section 7(i)). In determining whether any rights, options or warrants entitle the holders of Common Units to subscribe for or purchase Common Units at less than the Fair Market Value, there shall be taken into account any consideration received by the Operating Partnership upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Operating Partnership's Chief Executive Officer or the General Partner of the Operating Partnership.

               (3) If the Operating Partnership shall distribute to all holders of its Common Units any equity securities of the Operating Partnership (other than Common Units) or evidences of its indebtedness or assets (excluding Permitted Common Unit Cash Distributions and those rights, options and warrants referred to in and treated under subsection (ii) above), then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the record date for the determination of unitholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Unit on the record date for such determination less the then fair market value (as determined by the Operating Partnership's Chief Executive Officer or the General Partner of the Operating Partnership, whose determination shall be conclusive) of the portion of the equity securities, evidences of indebtedness or assets so distributed applicable to one Common Unit, and the denominator of which shall be the Fair Market Value per Common Unit on the record date for such determination. Such adjustment shall become effective immediately at the opening of business on the day following such record date (except as provided in Section 7(i)). For the purposes of this subsection (iii), the distribution of equity securities, evidences of indebtedness or assets which are distributed not only to the holders of Common Units on the record date for the determination of unitholders entitled to such distribution, but also are distributed with each Common Unit delivered to a person converting a Series A Preferred Unit after such record date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii), provided that on the date, if any, on which a person converting a Series A Preferred Unit would -------- no longer be entitled to receive such equity securities, evidences of indebtedness or assets with a Common Unit (other than as a result of the termination of all such equity securities, evidences of indebtedness or assets), a distribution of such equity securities, evidences of indebtedness or assets shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the record date for the determination of the unitholders entitled to receive such distribution" within the meaning of the two preceding sentences).

               (4) Except with respect to any distribution of shares of common stock of Reckson Service Industries, Inc. as contemplated by the Operating Partnership on the Issue Date, no adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units. Notwithstanding any other provisions of this Section 7, the Operating Partnership shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Units pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Operating Partnership and the investment of additional optional amounts in Common Units under such plan. All calculations under this Section 7 shall be made to the nearest cent with ($.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f) to the contrary notwithstanding, the Operating Partnership shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f), as it in its discretion shall determine to be advisable in order that any unit distributions, subdivision, reclassification or combination of units, distribution of rights, options or warrants to purchase units or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Operating Partnership to its unitholders shall not be taxable.

          (vii) Except as otherwise provided for in Section7(f), if the Operating Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory unit exchange, tender offer for all or substantially all of the Common Units or sale of all or substantially all of the Operating Partnership's assets) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Units shall be converted into the right to receive units, stock, securities or other property (including cash or any combination thereof), each Series A Preferred Unit, if convertible after the consummation of the Transaction, which is not converted into the right to receive units, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of units, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series A Preferred Unit was convertible immediately prior to such Transaction, assuming such holder of Common Units (i) is not a Person with which the Operating Partnership consolidated or into which the Operating Partnership merged or which merged into the Operating Partnership or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and
     (ii) failed to exercise his rights of the election, if any, as to the kind or amount of units, stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction (each, a "Non-Electing Unit") (provided that if the kind and amount of units, stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction is not the same for each Non-Electing Unit, the kind and amount receivable by each Non-Electing Unit shall be deemed to be the kind and amount receivable per unit by a plurality of the Non-Electing Units). The Operating Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection
     (g), and it shall not consent or agree to the occurrence of any Transaction until the Operating Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Units that will contain provisions enabling holders of Series A Preferred Units that remains outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection
     (g) shall similarly apply to successive Transactions.

          (viii) If:

                 (1) the Operating Partnership shall declare a distribution on the Common Units (other than Permitted Common Unit Cash
          Distributions) or there shall be a reclassification, subdivision or combination of the Common Units; or

                 (2) the Operating Partnership shall grant to the holders of the Common Units of rights, options or warrants to subscribe for or purchase Common Units at less than Fair Market Value; or

                 (3) the Operating Partnership shall enter into a Transaction;
          or

                 (4) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership,

     then the Operating Partnership shall notify the Company and shall cause to be mailed to the holders of the Series A Preferred Units at their addresses as shown on the records of the Operating Partnership, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, Transaction or liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property, if any, deliverable upon such reclassification, subdivision, combination, Transaction or liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

          (ix) In any case in which Section 7(f) provides that an adjustment shall become effective on the day following the record date for an event, the Operating Partnership may defer until the occurrence of such event
     (A) issuing to the holder of any Series A Preferred Unit converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series A Preferred Unit and/or paying to such holder any amount of cash in lieu of any fraction pursuant to Section 7(e).

          (x) There shall be no adjustment of the Conversion Price in case of the issuance of any equity securities of the Operating Partnership in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of Section 7(f), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (xi) If the Operating Partnership shall take any action affecting the Common Units, other than action described in this Section 7, that in the opinion of the General Partner of the Operating Partnership would materially adversely affect the conversion rights of the holders of the Series A Preferred Units, the Conversion Price for the Series A Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Officers of the Operating Partnership, in their sole discretion, may determine to be equitable in the circumstances.

          (xii) The Operating Partnership shall at all times reserve and keep available, free from preemptive rights, for the purpose of effecting conversion of the Series A Preferred Units, the full number of Common Units deliverable upon the conversion of all outstanding Series A Preferred Units not theretofore converted.

          (xiii) The Operating Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series A Preferred Units pursuant hereto; provided, however, that the Operating Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the record holder of the Series A Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Operating Partnership the amount of any such tax or established, to the reasonable satisfaction of the Operating Partnership, that such tax has been paid.

(8) Ownership Limitations. The Series A Preferred Units shall be owned and held solely by the General Partner.

(9) General. The rights of the General Partner, in its capacity as holder of the Series A Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Partnership Agreement, other than in its capacity as the holder of the Series A Preferred Units.

(10)  Definitions.

     "Business Day". The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     "Current Market Price" of the common units shall be equal to the current market value of the Company's Common Stock, par value $0.01 per share, multiplied by the applicable Conversion Factor or any other equity security of the Company or the Operating Partnership or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Operating Partnership's Chief Executive Officer or the General Partner of the Operating Partnership.

     "Fair Market Value" shall mean the average of the daily Current Market Prices multiplied by the applicable Conversion Factor during the five consecutive Trading Days selected by the Operating Partnership commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex-date", when used with respect to any issuance or distribution, means the first day on which the share of Common Stock trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, for purposes of determining that day's Current Market Price.

     "Market Price". The term "Market Price" as to any date shall mean the average of the last sales price reported on the NYSE of Common Stock, multiplied by the applicable Conversion Factor, on the ten trading days immediately preceding the relevant date, or if not then traded on the NYSE, the average of the last reported sales price of the Common Stock multiplied by the applicable Conversion Factor on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, of it not then traded over any exchange or quotation system, then the market price of the Common Stock multiplied by the applicable Conversion Factor on the relevant date as determined in good faith by the General Partner.

     "Permitted Common Unit Cash Distributions" shall mean those cumulative cash distributions paid with respect to the Common Units after March 31, 1998, which are not in excess of the following: the sum of (i) the Operating Partnership's cumulative undistributable funds from operations ("FFO"), as determined by the General Partner of the Operating Partnership, at March 31, 1998 plus (ii) the cumulative amount of FFO, as determined by the General Partner of the Operating Partnership, after March 31, 1998 minus (iii) the cumulative amount of distributions accumulated or paid on any other Preferred Units after the Issue Date.

     "Person". The term "Person" shall mean an individual, Operating Partnership, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series A Preferred Units or any interest therein, provided that such ownership by such underwriter would not result in the Operating Partnership being "closely held" within the meaning of Section 856(h) of the Code.,

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted on the Nasdaq National Market, in the applicable securities market in which the securities are traded.